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                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY

                      RICHMOND INVESTMENT HOLDINGS LIMITED



                                October 24, 2004



International Steel Group Inc.
4020 Kinross Lakes Parkway
Richfield, OH  44286


                               Re: LNM Transaction

Ladies and Gentlemen:

                  Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), entered into among Ispat International N.V. ("Parent"), a company organized under the laws of The Netherlands, Park Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Parent, and International Steel Group Inc. (the "Company"), a Delaware corporation. Reference is also made to the Acquisition Agreement (the "Richmond Agreement") between Parent and Richmond Investment Holdings Limited ("Richmond"), a company organized under the laws of the British Virgin Islands, for the purchase by Parent of all of the issued and outstanding capital stock of LNM Holdings N.V. ("LNM"), a company organized under the laws of The Netherlands Antilles (the "LNM Transaction"). All capitalized terms not defined herein will have the meanings ascribed to such terms in the Merger Agreement. Each of Richmond and the Company are referred to herein as a "party".

                  1. Richmond Agreement. Richmond hereby represents and warrants to the Company that, except as disclosed in the Parent Disclosure Schedule, a Parent SEC Report filed prior to the date hereof, the Richmond Agreement, the LNM Disclosed Information or the Parent Prospectus:

                  (a) Richmond is the sole stockholder of LNM and has entered into the Richmond Agreement; (b) the Richmond Agreement is a valid and binding agreement of Richmond, and is not in default by its terms nor has it been canceled by us; (c) the representations and warranties of Richmond contained in the Richmond Agreement are true and correct in all material respects; (d) Richmond is not in breach or violation of, or default under, the Richmond Agreement in any material respect; (e) to Richmond's knowledge, Parent is not in breach or violation of, or default under, the Richmond Agreement; (f) Richmond has not received any claim of default under such agreement; (g) neither the execution of the Richmond Agreement or the Merger Agreement nor the consummation of any transactions contemplated thereby shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect the rights of Parent for indemnification under the Richmond Agreement; (h) the execution and delivery of this letter


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agreement by Richmond  have been duly  authorized  by all  necessary  corporate, partnership or other similar action; (i) this letter agreement has been duly executed and delivered by the Richmond and constitutes the valid and binding obligation of the Richmond enforceable against the Redmond Seller in accordance with its terms; and (j) the execution and delivery of this agreement by the Richmond does not, and the performance of this letter agreement by the Richmond will not, conflict with or violate the certificate of incorporation, by-laws or similar organizational documents of the Richmond.

                  2. Dividends. Except as permitted or otherwise contemplated by the Richmond Agreement, from the date of this letter agreement through the earlier of (i) the termination of the Merger Agreement and (ii) the closing date of the LNM Transaction, Richmond will cause LNM not to declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of LNM capital stock or repurchase or otherwise acquire, directly or indirectly, any of LNM's capital stock or enter into any binding agreement to do any of the foregoing.

                  3. Access to Information. Except as prohibited by any confidentiality agreement or similar agreement or arrangement to which Richmond or the Company or any of their respective subsidiaries is a party or in accordance with applicable Law, from the date of this Agreement until the earlier of (A) the termination of the Merger Agreement and (B) the Effective Time, Richmond shall cause LNM and it subsidiaries to: (i) provide to the Company and the Company's Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of LNM and its subsidiaries and to the books and records thereof and
(ii) furnish promptly to the Company such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of LNM and its subsidiaries as is reasonably necessary in order for the Company to perform due diligence review with respect to representations, warranties and covenants provided to the Company pursuant to the Merger Agreement.

                  4. Non-Survival of Representations, Warranties. The representations and warranties in this letter agreement shall terminate at the Effective Time.

                  5. Parties in Interest. This letter agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this letter agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement.

                  6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.


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                  7. Specific Performance. The parties hereto agree that
irreparable damage would occur in the event any provision of this letter agreement were not performed in accordance with the terms hereof, in addition to any other remedy at law or equity.

                  8. Entire Agreement; Assignment. This letter agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This letter agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

                  9. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this letter agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this letter agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

                  10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this letter agreement.

                  11. Amendment. This letter agreement may not be amended or modified except (a) by an instrument in writing signed by each of the parties hereto or (b) by a waiver in accordance with paragraph 11 hereof.

                  11. Extension; Waiver. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other parties hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                           [SIGNATURE PAGE TO FOLLOW]


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                                       Very truly yours,


                                       RICHMOND INVESTMENT HOLDINGS LIMITED


                                       BY: /s/ Sudhir Maheshwari
                                           -------------------------------------
                                           Name:  Sudhir Maheshwari
                                           Title:  Director



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ACCEPTED AND AGREED:

INTERNATIONAL STEEL GROUP INC.



By: /s/ Rodney B. Mott
   ---------------------------------------------
     Name:  Rodney B. Mott
     Title:  President & Chief Executive Officer